Exhibit 23






                         Consent of Independent Auditors




We consent to the incorporation by reference in the following registration statements of LandAmerica Financial Group, Inc., Forms S-8 Nos. 333-59055, 333-02884, 33-49624, 33-43811, 33-42916 and S-3 Nos. 333-46211 and 333-46191 and
in the prospectus related to each, of our report dated February 23, 1999, with respect to the consolidated financial statements and schedules of LandAmerica Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                           /s/ Ernst & Young LLP


Richmond, Virginia
March 23, 1999